UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2017

ALEXANDRIA REAL ESTATE EQUITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

385 East Colorado Boulevard, Suite 299
Pasadena, California	91101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 578-0777

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230. 405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On and effective July 3, 2017, Alexandria Real Estate Equities, Inc., a Maryland corporation (the “Company”), entered into a Letter Amendment (the “Amendment”) to the Amended and Restated Executive Employment Agreement, dated April 6, 2015 (the “Employment Agreement”), between the Company and Joel S. Marcus, the Company’s Chief Executive Officer (the “Executive”).

The Amendment provides that the Executive will serve as the Company’s Executive Chairman beginning on April 1, 2018 until December 31, 2019 and extended for additional one-year periods thereafter (the “Executive Chairman Period”) unless and until the Company or the Executive provides notice of non-renewal. For each fiscal year ending during the Executive Chairman Period, the Executive shall be eligible to receive an annual long-term incentive compensation award in the form of restricted stock on the same terms provided in the Employment Agreement for fiscal year 2017 except that the target value for each year shall be reduced from $5,500,000 to $2,750,000. In addition, the Amendment provides that from April 1, 2018 through December 31, 2019, the Severance Payment (as defined in the last sentence of Section 4.4(a) of the Employment Agreement) shall be multiplied by two.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Letter Amendment to Amended and Restated Executive Employment Agreement, dated July 3, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Date:	July 3, 2017	By:	/s/ Dean A. Shigenaga
Dean A. Shigenaga
Chief Financial Officer